                                                                    Exhibit 24.1



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, Gerald Bruce Redditt, constitutes and appoints Jonathan Nelson, Michael Hudes and Susan L. Field, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to Registration Statement No. 333-91627, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                NAME                              TITLE                  DATE
-------------------------------------      ------------------      ------------------
      /s/ GERALD BRUCE REDDITT                  Director           January 7, 2000
    -----------------------------
        Gerald Bruce Redditt